Exhibit 10.15

FIRST AMENDMENT OF EMPLOYMENT AGREEMENT

This First Amendment of’ Employment Agreement (the “Amendment”) is made by and between Marion “Rocky” Starns IV (“Executive”) and ScanTech Identification Beam Systems, LLC (“Company”), effective as of June 1, 2011.

WHEREAS, the parties hereto entered into an Employment Agreement effective as of June 1. 2011 (the “Agreement”);

WHEREAS, Section 12 of the Agreement provides that the Agreement may be amended by an instrument in writing signed by or on behalf of the parties hereto.

WHEREAS, the parties hereto desire to amend the Agreement to reflect the extent of Executive's participation in Company's equity incentive plan and to make certain corrections to the Agreement regarding Executive's offices and address for notice;

NOW, THEREFORE, the parties hereby agree as follows:

i.              Section 1.1 of the Agreement is amended to read in its entirety as follows:

1.1 Duties and Responsibilities. Company hereby employs Executive, and Executive hereby accepts employment with Company upon the terms and conditions hereinafter set forth. Executive shall serve as Vice President of Engineering & Manufacturing and Chief Technology Officer of Company, subject to the direction of the President. The duties of Executive shall be as set forth on Exhibit “A”, and as such duties may be changed, altered, or amended by the Board of Directors of Company (“Board”) or the President (the “Duties”). During the Term, Executive shall devote Executive's best efforts and all of Executive's business time and services to Company and shall carry out all Company policies and directives in a manner that will promote and develop Company's best interests.

2.               Section 1.4 of the Agreement is amended to read in its entirety as follows:

1.4 Acceptance of Employment; Executive's Representations and Warranties. Executive hereby accepts such employment and represents and warrants that he: (i) has full authority to enter into this Agreement; (ii) is not restricted in any manner from providing services hereunder or from engaging in the business of Company; (iii) is not aware of any situation creating or appearing to create a conflict of interest between Executive and Company; and (iv) is not subject to any noncompetition agreement or other restrictive covenant agreement restricting or prohibiting him from serving as an employee, as Vice President of Engineering & Manufacturing and Chief Technology Officer or any other capacity, for the purposes of providing services related to the business of the Company.

3.               Section 2.4 of the Agreement is amended to read in its entirety as follows:

2.4 Equity Incentive Program: Executive shall be eligible to participate in an equity incentive plan with terms and conditions established by the Board or a committee thereof. and to receive thereunder a “profits-only” interest in Company, representing two percent (2%) of the total common equity of Company as of the Effective Date as outlined in Exhibit B, that shall vest in Executive as of the Effective Date, on terms and conditions determined by the Board or a committee thereof.

4.              Section 9 of the Agreement is amended to read in its entirety as follows:

9.      NOTICES. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given if delivered by hand or sent by registered or certified mail, return receipt requested, postage and fees prepaid, addressed to the party to be notified as follows:

If to Company:

ScanTech Identification Beam Systems, LLC
Attn: Dolan Falconer
75 5th Street, Suite 430
Atlanta, Georgia 30308
Telephone: (404) 526-6220
Facsimile: (4(14) 526-6221

If to Executive:

[__]

or in each case to such other address as either party may from time to time designate in writing to the other. Such notice or communication shall be deemed to have been given as of the date so delivered or five (5) days alter the date so mailed.

5.               The Agreement is amended to include immediately after Exhibit A thereto a new Exhibit B, to read in its entirety as follows:

EXHIBIT B

EQUITY INCENTIVE PLAN - PROFITS INTERESTS

Company shall establish an equity incentive plan (the “EIP”) pursuant to which each designated participant shall receive a profits interest in the Company subject to the terms and conditions of the EIP. The terms of participation and allocation and vesting of profits interests under the EIP shall be determined by the Board of Directors of Company or a committee thereof. The total allocable profits interest under the EIP shall be 15% of the total common equity of the Company, with one- third (1/3rd) of such total reserved for future hires of the Company. Any profits interest allocated to Executive under the EIP shall be subject to the terms and conditions of the EIP, including those regarding allocation and vesting.

NOTWITHSTANIIING ANYTHING TO THE CONTRARY HEREIN. NO DISTRIBUTIONS SHALL BE PAYABLE TO ANY EIP PARTICIPANT WITH RESPECT TO ANY UNVESTED PROFITS INTERESTS ALLOCATED TO SUCH PARTICIPANT. SUCH EIP PARTICIPANT SHALL BE ELIGIBLE TO RECEIVE DISTRIBUTIONS WITH RESPECT TO SUCH PROFITS INTERESTS ONLY AS OF VESTING OF SUCH PROFITS INTERESTS AND THEN ONLY WITH RESPECT TO DISTRIBUTIONS ON OR AFTER SUCH VESTING.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the day and year indicated below, effective as of the day and year first above written.

SCANTECH IDENTIFICATION BEAM SYSTEMS, LLC

By:	/s/ Dolan Falconer
Name: Dolan Falconer
Title: President and Chief Executive Officer

/s/ Marion “Rocky” Starn IV